Exhibit 16.1

July 6, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read the statements made by Pfenex Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Pfenex Inc. dated June 30, 2016. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ HASKELL & WHITE LLP

HASKELL & WHITE LLP San Diego, California